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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dividend Capital Trust Inc.:

        We consent to the use of our reports dated March 16, 2005, with respect to the consolidated balance sheets of Dividend Capital Trust Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders' equity (deficit) and comprehensive loss, and cash flows for the years ended December 31, 2004 and 2003, and the period from inception (April 12, 2002) to December 31, 2002, and related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Dividend Capital Trust Inc. and included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                      KPMG LLP

Denver, Colorado
July 5, 2005

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Consent of Independent Registered Public Accounting Firm